Exhibit 99.1

Vox Media to Merge with Group Nine, Home to Leading Collection of Multi-Platform Media Brands

Acquisition Will Create the Leader in Modern Media and the Premier Home for Creators, Storytellers, Journalists, and Product Innovators

By Vox Media Dec 13, 2021, 7:57pm EST

Vox Media Will Have Highly Engaged and Loyal Audience of Over 350M Followers and Fans Across Top Consumer Categories including Sports; News and Policy; Family Entertainment; Food and Culture; Lifestyle and Wellness; Science and Tech; Pets and Animals

Monday, December 13 --- Today, Vox Media announced that it has signed an agreement to acquire Group Nine, a leading collection of multi-platform media brands including The Dodo, NowThis, PopSugar, Thrillist, and Seeker. Combining to become the clear leader in modern media, Group Nine joins Vox Media’s award-winning editorial brands including SB Nation, New York Magazine, The Verge, Vox, Eater, The Cut, Vulture, Polygon, and The Strategist, along with its rapidly growing podcast and studios business, and diversified revenue model across advertising, content distribution, commerce, and subscriptions.

The merger creates one of the biggest media companies in the U.S. and further strengthens Vox Media’s business, reaching audiences at scale on all platforms, from podcasts to premium streaming services like Netflix and Hulu, from YouTube to TikTok and Roku, from owned & operated websites to an iconic print magazine. The deal, which is subject to customary closing conditions and regulatory approval, is expected to close in early 2022; it is also outside of the Group Nine SPAC (Group Nine Acquisition Corp.), which is a completely separate entity.

Jim Bankoff will be the CEO and chair of Vox Media, of which he is also a co-founder. Group Nine founder and CEO Ben Lerer will join the board of Vox Media and maintain a presence at the company to help drive key strategic initiatives and advise on commercial and corporate development.

“Under Ben’s stewardship, Group Nine has navigated from a scrappy start-up to one of the biggest and most successful publishers in the industry. Much like us, their team has proven to be a leader in both building cherished media brands from the ground-up as well as successfully acquiring and integrating properties. With this acquisition, Vox Media will extend its leadership into new categories, formats and distribution platforms by welcoming more beloved properties into our portfolio,” said Vox Media CEO and chair Jim Bankoff. “Our combined company will be the premier home for creators, storytellers, journalists, product innovators and business people who want to grow their careers and have an impact through their work. This acquisition will build on and accelerate the leading creative and business strength that both companies already have achieved.”

“We could not be more excited about the opportunity to join forces with Vox Media. This combination will not only create unparalleled scale and revenue diversification, it will bring together some of the most popular brands, premium content, and creative and business talent in the world. There is no one I would trust more to lead this company and the team I love than Jim. He is not only kind and fair, but fearless and focused. This is the beginning of our most exciting chapter,” said Ben Lerer.

Vox Media will be a top 10 U.S. media company by audience according to ComScore, with nearly 350 million social media followers, 6 billion monthly video views, and an advertising marketplace, Concert, that reaches hundreds of millions of people each month. The combined company will include:

•	Unrivaled brand portfolio: Award-winning, scaled, and popular brands reaching key demographics across all major consumer categories, including sports; news and policy; family entertainment; shopping; food and culture; lifestyle and wellness; science and tech; pets and animals.
•	Full suite of advertising solutions: The combined company will service advertising partners with unique, full funnel creative solutions across video, audio, branded content, social, events, newsletters, commerce, and programmatic. The Group Nine brands will also join Concert, the leading ad marketplace, bringing strength to Vox Media’s industry-leading ad technology. The acquisition will bolster Vox Media’s already established first-party data product Forte, growing its privacy-first capabilities across video and social platforms.
•	Commerce and licensing: Both companies have proven success in bringing their brands to life through commercial licensing, affiliate partnerships, and collaborations with major retailers like West Elm, Target and Old Navy and producing premium capsule collections with, for example, Marc Jacobs.
•	Audio: Named by Adweek as 2021’s “Hottest in Podcasts,” the Vox Media Podcast Network is one of the largest, fastest-growing, and most topically diverse collections of premium podcasts, which include Today, Explained, Pivot, Stay Tuned with Preet, Criminal, Decoder, and many more.
•	Studios: Both Group Nine and Vox Media bring fast-growing entertainment production studios, leveraging IP of the company’s popular brands, with distribution partners including Discovery+, Amazon, Netflix, Hulu, HBOMax, Roku, AppleTV+, CNN, and Freeform.
•	Experiential: The combined company will have a strong conferences-and-events business known for Code Conference, Vulture Festival, PopSugar Play/Ground, NowThis Next, and the first-ever Pivot MIA event coming this February.

Vox Media and Group Nine have both been named one of Fast Company’s “Most Innovative Companies in Media.” Vox Media has also been named an Inc. “Company of the Year,” Digiday’s “Best Employer for Parents,” and one of the Washingtonian’s “Great Places to Work.” For the last three years, Vox Media has earned a perfect score on the Corporate Equality Index from the Human Rights Campaign, which ranks the Best Places to Work for LGBTQ equality.

The acquisition is the largest of five that Vox Media has announced in 2021, ending a year of growth for the company. Vox Media’s four previous acquisitions this year include Cafe Studios, Preet Bharara’s podcast-first media company; Punch, the James Beard award-winning media brand covering drinks and cocktail culture; Hot Pod, the preeminent publication covering the podcast industry; and Criminal Productions, a leading narrative podcast studio. The acquisition follows the November 2019 merger between Vox Media and New York Media, and the October 2019 merger between Group Nine and PopSugar.

LionTree acted as financial advisor to Vox Media, while White & Case LLP acted as its outside legal advisor. Code Advisors is serving as Group Nine’s financial advisor, while Latham & Watkins is serving as its legal advisor.

***

About Vox Media

Vox Media is the leading independent modern media company. For a decade, the company has remained at the forefront of the media industry by building successful brands, a suite of sophisticated publishing and marketing technologies, and a culture that prioritizes diversity, inclusivity, and equity.

Our portfolio features the most relevant and respected editorial properties including Vox, New York Magazine, The Verge, The Cut, Eater, Vulture, The Strategist, Polygon, SB Nation, Intelligencer, Curbed, Grub Street, and Recode. Today, audiences can hear many industry-leading editorial voices, from these newsrooms and beyond, on the Vox Media Podcast Network — Adweek’s 2021 “Hottest in Podcasts.” From daily news, tech, and culture to sports and narrative storytelling, the Vox Media Podcast Network is one of the largest, fastest-growing, and most topically diverse collections of premium podcasts.

The company is also home to the award-winning nonfiction production and distribution studio, Vox Media Studios, along with innovative technology that powers the business: the Concert advertising marketplace, Chorus technology platform, and Coral commenting tools.

About Group Nine

Group Nine has the most optimistic, fast-moving, deeply-connected brands in the categories that matter NOW. As the most-engaging media portfolio in the U.S. [Comscore, July 2021], Group Nine’s brands are built for the platforms where young people spend their time. Group Nine has over 248M followers [platform analytics, November 2021] with audiences spending over 80M hours a month engaging with our category-defining brands - NowThis, POPSUGAR, The Dodo, Thrillist and Seeker [platform analytics, March 2021]. Group Nine has been recognized with hundreds of prestigious awards including an Edward R. Murrow, James Beard Awards, Cannes Lions, Critics’ Choice and an Academy Award.

Group Nine was formed in December 2016 by combining powerful digital brands The Dodo, Thrillist, NowThis, and Seeker with an initial investment by Discovery Inc. Group Nine employs nearly 800 people with offices in New York, Los Angeles, San Francisco, Chicago and London.